Exhibit 10.5


                        HOLMES HERBS, INC.


September 6, 2005

Brad Butler
3810-7 St. S.W.
Calgary, AB, T2T 2Y3

Dear Sir or Madam:

Re: Consulting Services for Holmes Herbs Inc. (the "Company")

You have accepted an engagement to work for the Company.

This letter confirms that you will perform the following services for the
Company:

..   The Consultant will review the Company's business plan and make strategic recommendations that will enhance and optimize the development of the Company. The Consultant will assist the Company in updating its business plan to reflect the recommendations adopted by the Company.

..   The Consultant will consult with the Company concerning on-going strategic corporate planning.

..   The Consultant will be available to attend Board and Management meetings whenever necessary.

..   Performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company's business and services to be provided by the Consultant.

The Consultant in an independent contractor of the Company, not an employee, and as such shall be responsible for paying any and all taxes or employment benefits which are payable as a result of fees and commissions paid to the Consultant by the Company.

The term of this agreement ends December 31, 2005.

Your services under this agreement shall not include:

    . services in connection with the offer or sale of securities in a capital-raising transaction;

    . services that directly or indirectly promote or maintain a market for the securities of the Corporation including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

    .   services providing investor relations or shareholder communications;

    . consultation in connection with financing that involves any issuance of the Company's securities, whether equity or debt.


     8655 East Via De Ventura G200 Scottsdale AZ. 85258  USA

You will be paid a fee of twenty five thousand (25,000) common shares of the Company, issued and delivered at the commencement of this Agreement.

Yours truly,

Holmes Herbs Inc.


      /s/ John F. Metcalfe
Per:_______________________________________________
      John F. Metcalfe, President




Agreed to and Accepted:


/s/ Brad Butler
_________________________
Brad Butler, Consultant






     8655 East Via De Ventura G200 Scottsdale AZ. 85258  USA


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             SCHEDULE FOR FORM OF CONSULTING SERVICES



Consultant and address            Common shares
-------------------------------------------------------
Tisha Creed                            25,000
#6-2424 West Broadway
Vancouver, BC. V6K 2E7

Andreas Cyppek                         50,000
Grosse Kreuzstrasse 17
Ratzeburg 23909, Germany

Julie Hajduk                           25,000
34 West 18th Ave.
Vancouver, BC, V5Y 2A4

Peter G. Matthews                     100,000
#200-100 Park Royal
West Vancouver, BC, V7T 1A2

Dean Meloni                            10,000
#707-888 Hamilton St.
Vancouver, BC, V6B 5W4

John F. Metcalfe                       50,000
2419 Heaton Ave.
Ottawa, ON K1G 1J9

Elisa Righele                          10,000
5858 Ormidale St.
Vancouver, BC, V5R 4R3

David Venini                           25,000
348 Scarboro Ave.
Calgary, AB. T3C 2H3